UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 12, 2012

IMMUCOR, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-14820	22-2408354
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3130 Gateway Drive, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 441-2051

Not Applicable

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the instruction to paragraph (c) of Item 5.02, the filing of this report has been delayed to the day on which the registrant has made a public announcement of the appointment of Dominique Petitgenet as reported below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 22, 2012, Immucor, Inc. (the “Company”) announced that it has appointed Dominique Petitgenet, age 49, as the new Vice President and Chief Financial Officer of the Company, effective March 1, 2012.

From 2008 to 2012, Mr. Petitgenet was the Chief Financial Officer of Merial, Inc., the animal health division of Sanofi and a worldwide leader in its industry with $2.6 billion in sales. Mr. Petitgenet was the Executive Director of Planning & Financial Evaluations at Merial, Inc. from 2005 to 2008.

The Company and Mr. Petitgenet are parties to an Offer Letter dated February 12, 2012. Under the terms of the Offer Letter, Mr. Petitgenet will be an at-will employee of the Company, and will be paid a base salary of $375,000 per year. Mr. Petitgenet will participate in the Company's Annual Management Bonus Plan, under which he will be eligible for an annual bonus targeted at 50% of his base salary, depending on the Company's financial performance and his individual performance. Mr. Petitgenet will also be eligible to receive an incentive payment of $150,000 on each of June 30, 2012, June 30, 2013 and June 30, 2014 if he remains employed by the Company on the applicable date. Mr. Petitgenet will be required to pay back a prorated amount of any such payment if he voluntarily leaves the Company within twelve (12) months after receiving the payment.

Mr. Petitgenet will receive options to acquire 20,000 shares of the common stock of IVD Holdings Inc., the indirect parent of the Company, under the IVD Holdings Inc. 2011 Equity Incentive Plan. Fifty percent (50%) of Mr. Petitgenet's options will vest twenty percent (20%) per year beginning on March 1, 2013, and the remaining fifty percent (50%) of the options will vest based on the achievement of a combination of long-term individual and Company performance goals. Under the IVD Holdings Equity Investment Program, Mr. Petitgenet will also be eligible to purchase additional shares of the common stock of IVD Holdings Inc. at fair market value.

Mr. Petitgenet will also be a participant in the Company's 2011 Key Employee Severance Plan (the “Severance Plan”). Pursuant to the Severance Plan, Mr. Petitgenet will be eligible to receive an amount equal to his base salary if the Company terminates his employment without Cause or if he terminates his employment for Good Reason. “Cause” is defined generally to include breach of Company policies, failure to perform reasonable duties, willful misconduct or commission of a serious crime. “Good Reason” is defined to include certain adverse changes to Mr. Petitgenet's title, position, duties or benefits and a relocation of 50 miles or more. If Mr. Petitgenet's employment is terminated for Cause or Good Reason within two (2) years after a change in control of the Company, then Mr. Petitgenet would receive a lump sum cash payment equal to two (2) times his base salary plus an amount equal to the cost of twelve (12) months of continuing health coverage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUCOR, INC.

Date: February 27, 2012	By:	/s/Philip H. Moïse
Philip H. Moïse Executive Vice President and General Counsel